Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

MainStay Funds Trust:

We consent to the use of our reports dated December 23, 2019, with respect to the financial statements and financial highlights of each of the funds comprising MainStay Funds Trust and The MainStay Funds as of October 31, 2019, incorporated herein by reference, and to the references to our firm on the cover of and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

June 24, 2020